UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 24, 2011

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Acquisition of Born Free Holdings Ltd.

On March 24, 2011, Summer Infant, Inc. (“Summer” or the “Company”) acquired all of the capital stock of Born Free Holdings Ltd. (“Born Free”) pursuant to the terms and conditions of a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, its wholly owned subsidiary Summer Infant (USA), Inc. (“Summer USA”), Born Free and the stockholders of Born Free.  The aggregate consideration paid by Summer to the Born Free stockholders at closing was $25 million, consisting of $14 million in cash and $11 million in shares of the Company’s common stock, or 1,510,989 shares based on a price per share of $7.28 (the average closing price for the 10-trading-day period ending on March 23, 2011).  In addition, the Born Free stockholders may receive earn-out payments upon achievement of certain financial targets over the next twelve months up to a maximum amount of $13 million, of which up to $6.5 million may be paid in shares of the Company’s common stock (or 892,857 shares based on the price per share of $7.28).  A portion of the shares issued at closing was, and, if achieved, a portion of the earn-out payments will be, deposited in escrow for a period of 18 months as security for any breach of the representations, warranties and covenants of Born Free and the Born Free stockholders contained in the Purchase Agreement.  The Purchase Agreement also contains other provisions, covenants, representations, and warranties made by Born Free, Born Free’s stockholders, and the Company that are typical in transactions of this size, type, and complexity.  The foregoing description of the Purchase Agreement does not purport to be completed and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated by reference into this Item 1.01.

Amended Bank of America Credit Facility.

On March 24, 2011, in connection with its acquisition of Born Free, the Company and Summer USA entered into an amendment to its existing amended and restated credit agreement with Bank of America, N.A. and the other lenders thereunder (the “Amended Loan Agreement”).  Among other changes, the Amended Loan Agreement provided for (i) an increase in the maximum amount of credit available from $60 million to $80 million, (ii) a one-time right exercisable after September 30, 2011 to request an additional increase in the aggregate commitments under the Amended Loan Agreement by an amount not exceeding $20,000,000, (iii) a maturity date of June 30, 2013, and (iv) revised financial covenants of the Company as described below.  As additional security for the increased commitment, the Company granted the lenders a security interest in 65% of the capital stock of the newly-acquired Born Free.

The Company’s ability to borrow under the Amended Loan Agreement is subject to its ongoing compliance with a number of financial and other covenants, including the following: (i) that the Company and its subsidiaries maintain and earn on a consolidated basis as of the last day of each fiscal quarter EBITDA (defined below) of not less than $18,000,000 beginning with the quarter ending on March 31, 2011 and increasing over the remaining term of the Amended Loan Agreement to $26,000,000 for each quarter ending on or after December 30, 2012; and (ii) that the Company and its subsidiaries maintain a ratio of consolidated total funded debt to consolidated EBITDA of not greater than (A) 3.50:1.00 through September 30, 2011 and (B) 3.25:1.00 on December 31, 2011 and thereafter.

“Consolidated EBITDA” for purposes of the Amended Loan Agreement means for any period for the Company, Summer USA and their subsidiaries on a consolidated basis, an amount equal to consolidated net income (excluding extraordinary gains and extraordinary losses) for such period plus (a) the following to the extent deducted in calculating consolidated net income: (i) consolidated interest charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Company, Summer USA and their subsidiaries for such period, (iii) depreciation and amortization expense, and (iv) other non-recurring expenses of the Company, Summer USA and their subsidiaries reducing consolidated net income which do not represent a cash item in such period or any future period, and minus (b) the following to the extent included in calculating consolidated net income: (i) federal, state, local and foreign income tax credits of the Company, Summer USA and their subsidiaries for such period and (ii) all non-cash items increasing consolidated net income for such period.  “Consolidated interest charges” for purposes of this definition means, for any period, for the Company, Summer USA and their subsidiaries on a consolidated basis, the sum of (1) all interest, premium payments, debt discount, fees, charges and related expenses of the Company, Summer USA and their subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (2) the portion of rent expense of the Company, Summer USA and their Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

The foregoing description of the Amended Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.01

Item 2.01.              Completion of Acquisition or Disposition of Assets.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01 with respect to the acquisition of all of the capital stock of Born Free Holdings Ltd.

Item 2.03.                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03 with respect to the terms of, and the financial obligations created by, the Amended Loan Agreement.

Item 3.02.              Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the issuance of shares of the Company’s common stock as partial consideration for the purchase of all of the capital stock of Born Free Holdings Ltd.  The issuance of the shares was made pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D and Regulation S promulgated thereunder, based upon the fact that the securities were sold to a limited number of purchasers who made representations to us that (1) the securities were being acquired by such purchaser for investment only and not with view to or for sale in connection with any distribution of the securities, (2) such purchaser had experience in business and financial matters so as to be capable of evaluating the merits and risks of his investment, and (3) such purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Act or a non-U.S. person within the meaning of Regulation S promulgated under the Act.

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

The Company will file the financial statements required by this Item as an amendment to this Form 8-K not later than 71 calendar days after the date on which this Form 8-K is required to be filed.

(b)           Pro Forma Financial Information.

The Company will file the financial statements required by this Item as an amendment to this Form 8-K not later than 71 calendar days after the date on which this Form 8-K is required to be filed.

(d)           Exhibits.

Exhibit
Number	Exhibit

2.1	Stock Purchase Agreement, dated as of March 24, 2011, by and among Summer Infant, Inc., Summer Infant (USA), Inc., Born Free Holdings Ltd., and each stockholder of Born Free Holdings Ltd.

10.1

First Amendment to Amended and Restated Credit Agreement, dated as of March 24, 2011, by and among Summer Infant, Inc., Summer Infant (USA), Inc., Bank of America N.A., as Swing Line Lender, L/C Issuer and Administrative Agent, RBS Citizens, National Association, as Collateral Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger and Book Manager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: March 28, 2011	By:	/s/ Joseph Driscoll
Joseph Driscoll
Chief Financial Officer

Exhibit Index

Exhibit
Number	Exhibit

2.1	Stock Purchase Agreement, dated as of March 24, 2011, by and among Summer Infant, Inc., Summer Infant (USA), Inc., Born Free Holdings Ltd., and each stockholder of Born Free Holdings Ltd.

10.1

First Amendment to Amended and Restated Credit Agreement, dated as of March 24, 2011, by and among Summer Infant, Inc., Summer Infant (USA), Inc., Bank of America N.A., as Swing Line Lender, L/C Issuer and Administrative Agent, RBS Citizens, National Association, as Collateral Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger and Book Manager.